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                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of March, 1993, by and between Rapiscan Security Products (U.S.A.), Inc. ("Company"), a California corporation, and Andreas Kotowski ("Employee").

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1.   SCOPE OF EMPLOYMENT. The Company hereby agrees to employ the Employee,
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subject to the terms and conditions herein set forth, to perform such duties as may be determined and assigned to him from time to time by the Company's Board of Directors ("Board") or by any other officer to whom the Board may have delegated such authority. The Employee hereby agrees to serve in such capacities on a full time basis until the end of the term of employment under this Agreement. During the term of employment, the Employee shall be the general manager of U.S. operations of the Company and shall also serve on the Board of Directors of the Company as well as the Company's subsidiary corporation.

     2.   TERM. The term of this Agreement shall commence as of the date of this
          ----
Agreement and shall continue and remain in full force and effect for a period of one (1) year. If at the end of such one (1) year period the Employee continues to be an employee of the Company, this Agreement shall continue in effect until terminated by either party hereto. Such termination may be for any reason whatsoever, with or without cause, and shall be effective immediately upon the giving of such notice of termination. It is understood and acknowledged by each of the parties hereto, irrespective of either one's performance, that no promises or representations (implied or expressed) have been made to either party regarding any commitment to keep this Agreement in effect for any specific or minimum period of time after the first year. Notwithstanding the foregoing, either party may terminate this Agreement at any time for cause.

     3.   COMPENSATION. The Company agrees to pay the Employee, and the Employee
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agrees to accept, during the term of this Agreement, in full payment for all services to be rendered by the Employee hereunder, the following compensation:

          (a) a salary at the rate of $85,000.00 per annum, payable in equal periodic installments, not less frequently than semi-monthly, less such sums as may be required by law to be deducted or withheld.

          (b) If the Employee is a full time employee for the entire one (1) year term, then at the end of such year the Company shall pay to the Employee the sum of $15,000.00, less such sums as may be required by law to be deducted or withheld.


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     4.   BONUS POOL.
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          (a) Subject to Paragraph 4(b) below and provided that this Agreement has not been terminated, the Employee shall be entitled to receive a one-time bonus from the Company in accordance with this Paragraph 4. The Employee shall have no right to receive a bonus (i) if the event giving rise to the payment of the bonus occurs prior to February 20, 1994, the shareholder's equity of the Company is less than $750,000 at the time of such event and (ii) if the event giving rise to the payment of the bonus occurs after February 19, 1994, the shareholder's equity of the Company is less than $1,000,000 at the time of such event.

          (b) Subject to the conditions of Paragraph 4(a) above having been satisfied, the Company shall pay the Employee a bonus within sixty (60) days of the first to occur of any of the following events: (i) the consummation of any of the following (each of which shall be a "Sale Event"): a) a firm commitment underwritten public offering for Opto Sensors, Inc. ("OSI"), UDT Sensors, Inc. ("UDT") or the Company (OSI, UDT and the Company are collectively referred to as the OSI Group) pursuant to an effective registration statement under the Securities Act of 1933 as amended, b) the sale of assets or merger of the OSI Group or other acquisition transaction pursuant to which the shareholders of the OSI Group receive securities of a buyer whose shares are publicly traded or c) the sale, transfer or other disposition of all or substantially all of the assets of the OSI Group (for purposes of this Paragraph 4, the date of consummation of a Sale Event shall be deemed the date of the event causing the Employee to be eligible to receive the bonus) or (ii) the delivery of written notice to the Company from the Employee given at any time between February 20, 1994 and February 20, 1996 that the Employee desires to receive payment of the bonus.

          (c) At the election of the Employee, the bonus may be paid in cash or securities of OSI (pursuant to a valuation determined by the Board of Directors of OSI in good faith); provided, however, that if a Sale Event has not occurred, The Company may elect to defer any cash payment, in which event the Company shall deliver to the Employee a non-interest bearing promissory note in the amount of the cash payment and which shall be due and payable sixty (60) days after the consummation of a Sale Event.

          (d) The amount of the bonus to be paid to the Employee shall be equal to twenty-five percent (25%) of the net after-tax profit of the Company from February 20, 1993 through the date of the event giving rise to the payment of the bonus; provided, however, that (i) if a Sale Event occurs prior to February 20, 1994, the amount of the bonus shall be not less than $100,000 and (ii) net after-tax profit shall be determined in accordance with generally accepted accounting principles except that such profit shall be determined only with respect to the Company's sales operations in North America, South America and the

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Far East (other than Indonesia, Malaysia, Thailand or Singapore). The Employee
acknowledges and agrees that sales operations of the Company in other locations and operations of any subsidiary or affiliate of the Company shall not be included in the determination of such profit.

     5.   INVENTIONS, PATENTS, DISCOVERIES, TRADE SECRETS.
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          (a) Except for the inventions, improvements and technology previously disclosed to the Company and described or listed in Schedule 5A (to be supplied by the Employee within 30 days) to this Agreement, the Employee agrees to make a prompt and complete disclosure to the Company of any technique, plan, concept, program, innovation or other item of information relating to the Company's business and to make in writing a disclosure of every invention, improvement and technology which relates to the Company's business which he learns of, conceives or reduces to practice during the term of this Agreement.

          (b) As to inventions, improvements and technology described or listed on Schedule 5A to this Agreement, the Employee agrees to offer a license to the Company to make, have made, use, sell and have sold, such inventions, improvements and technology, upon terms and conditions which shall include:

               (1) a royalty payment by the Company of five percent (5%) of the net lease, rental or sales price of products which use such invention, improvements or technology or are within the claims of any patent issued on such inventions, improvements or technology where such "net" price is defined specifically as gross amounts collected, less bona fide sales commissions and bona fide returns. However, (A) if such product is a component of another product or system, the royalty shall be based on the fair market value of such product, (B) with respect to the first Five Million Dollars ($5,000,000) of net leases, rentals or sales of such products in the aggregate, the royalty payment shall be seven percent (7%), and (C) with respect to detectors or devices for measuring concentration of radon or other radioactive materials, the royalty shall be 10%;

               (2) a provision allowing the Employee to terminate, or to terminate the exclusivity of, the license if the Company does not exploit the licensed technology at a reasonable level; and

               (3) such other terms and conditions as may be common in patent, trade secret or know-how licenses and are satisfactory to the Employee and the Company.

          (c) As to inventions, improvements and technology developed by the Employee, either solely or jointly with another, and which are not described or listed on Schedule 5A to this Agreement, the Employee agrees to grant to the Company an exclusive license subject to the following conditions:

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               (1)  the Company will have the exclusive right to make, have made, use, sell, and have sold, such inventions, improvements and technology so long as the Employee is both employed by the Company and the Company does not exercise any right it may have, except solely as a result of conversion of the Employee's stock in OSI, to require him to give up, sell, transfer, or otherwise divest himself of, ownership of stock in the Company.

               (2) If the Employee's employment with the Company is terminated, for any reason or no reason, the Employee shall have the right to make, have made, use, sell and have sold, such inventions, improvements and technology, either by himself or in a business enterprise. In such case, the Company's rights will be nonexclusive and, except as described above, neither the Company nor the Employee shall have the right to license others with respect to such inventions, improvements or technology.

               (3) If the Company exercises any right it may have to require the Employee to give up, sell, transfer, or otherwise divest himself of, ownership of stock in the Company, the Company will lose any rights to make, have made, use, sell, or have sold, such inventions, improvements and technology (other than such rights it may have by virtue of being any employer of another joint inventor), and the Employee will have the exclusive rights to make, have made, use, sell and have sold, such inventions, improvements and technology (other than such rights of another joint venture).

          (d) The Employee agrees that upon the Company's request, but without expense to himself, he will execute any and all applications, assignments and other legal instruments (consistent with any obligations to assign or license arising out of this Agreement) which the Company shall deem necessary or convenient for the protection of its information in the United States and/or foreign countries, and will render aid and assistance in all proceedings pertaining to said property.

          (e) As to all documents, writings, illustrations, models, and other such materials coming into his possession by or through his employment with the Company which relate to inventions, improvements or technology which are not the subject of the license to the Company set forth in Paragraph 5(c) herein, the Employee agrees that, upon termination of his employment with the Company, he will surrender such materials to the Company, and agrees that such materials are at all times the Company's property. As to all such materials which relate to inventions, improvements or technology which are the subject of license to the Company set forth in Paragraph 5(c) herein, the Employee shall have the right to retain materials describing, summarizing, relating to, or evidencing conception or reduction to practice of, such inventions, improvements and technologies which are the subject of license to the Company set forth in Paragraph 5(c) herein, so long as the Employee provides copies of such materials to the Company upon termination of this employment with the Company.

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          (f)  The Employee and the Company agree that their respective business interests require a confidential relationship between them both with respect to the Company's trade secrets and confidential business information, and with respect to the Employee's inventions, improvements and technology listed in
Schedule 5A hereto, and inventions, improvements and technology learned of, conceived, developed or reduced to practice during his employment with the Company. Accordingly, the Employee and the Company agree to keep secret and to maintain in confidence each other's inventions, improvements, technology, confidences, trade secrets and confidential business information. These obligations of confidence shall continue beyond the duration of the Employee's employment with the Company for a reasonable time. The Employee and the Company agree that a reasonable time shall be for the Employee's obligations, three (3) years after the termination of the Employee's employment with the Company, and for the Company's obligations, three (3) years after the later of such termination or, if the Company exercises any right it may have to require the Employee to give up, sell, transfer, or otherwise divest himself of, ownership of stock in the Company the date such right is exercised.

          (g) The foregoing covenants of this Paragraph 5 may be specifically enforced in equity and, for that purpose, the parties consent to the jurisdiction of the Los Angeles Superior Court. In this connection, the parties acknowledge that monetary damages would be inadequate to measure the injury to the Company resulting from a breach by the Employee or the Company of the covenants contained in this Paragraph 5 and, for that reason, the Employee and the Company each consent to the equitable relief herein provided for. In addition, the Employee and the Company each waive the posting of bond or other security by the other and each consent to the award by the court of reasonable attorneys' fees to the other if such equitable relief should by granted.

          (h) Except as described or listed on Schedule 5A hereto, the Employee hereby represents and warrants that he has no involvement in any invention, process, innovation or improvement which relates to the Company's business.

     6.   VACATIONS AND BENEFITS.  The Company's vacation health and medical and
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benefit policies as they relate to the Employee shall be the same as those policies of UDT.

     7.   NON-COMPETITION COVENANTS.  During the term of this Agreement, the
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Employee agrees that he will not, anywhere in any country in which the Company engages in business:

          (a) On his own behalf or as a partner, officer, director, employee or consultant of any other person, firm or corporation, directly or indirectly engage in any business activity which is the same as or similar to the business of the Company or any division or subsidiary thereof.

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                (b) Contract or enter into any business dealings with any of the
Company's customers, suppliers and/or affiliates or divulge any confidential matter relating to the Company's business to anyone not connected with the Company.

                (c) Solicit the employment of or otherwise interfere with the peaceful employment of the Company's servants, agents and employees.

                (d) The foregoing covenants of this Paragraph 8 may be specifically enforced in equity and, for that purpose, the parties consent to the jurisdiction of the Los Angeles Superior Court. In this connection, the parties acknowledge that monetary damages would be inadequate to measure the injury to the Company resulting from a breach by the Employee of the covenants contained in this Paragraph 8 and, for that reason, the Employee consents to the equitable relief herein provided for. In addition, the Employee waives the posting of bond or other security by the Company and consents to the award by the court of reasonable attorneys' fees to the Company if such equitable relief should be granted.

        8. INDEMNIFICATION FOR PREVIOUS EMPLOYER. The Company hereby agrees to
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indemnify and hold harmless the Employee to the extent of $25,000.00 (over and above any obligations to an employee which it may have by law) for any and all actions, claims or threats, whether or not actually reduced to judgment and whether or not actually collected or enforced, brought against the Employee or the Employer by E.G. & G. (or any company owned or controlled by E.G. & G.), the former employer of the Employee, for violation of any non-competition and/or confidentiality provisions of the written agreements between the Employee and E.G. & G., copies of which have heretofore been given to the Company or any oral or written agreements with substantially the same terms, and oral or written continuations or renewals of the same, and shall include indemnification for acts taken by the Employee to become employed by the Company, including without limitation, negotiating with the Company and terminating his relationship with E.G. & G. This indemnification and hold harmless provision shall not apply (a) if there were any written agreements entered into between the Employee and E.G. & G., other than those written agreements heretofore furnished to the Company by the Employee, (b) with respect to claims arising solely from acts taken by the Employee which are not related to employment with the Company and (c) to any acts taken by the Employee in violation of any written agreement between the Employee and the Company or any policy of the Company disclosed in writing to the Employee.

        If the Employee is enjoined by a court of competent jurisdiction from being employed by the Company, then this Agreement shall be terminated at such time.

        9.  ENTIRE AGREEMENT.  This Agreement contains the entire understanding
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between the parties hereto and supersedes all

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other oral and written agreements or understandings between them.  No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

        10.  SUCCESSORS AND ASSIGNS, ETC.  This Agreement shall be binding upon,
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and inure to the benefit of, the parties hereto and their heirs, successors, assigns and personal representatives. As used herein, the successors of the Company shall include, but not be limited to, any successor by way of merger, consolidation, sale of all or substantially all of its assets, or similar reorganization. In no event may the Employee assign any rights or duties under this Agreement.

        11.  CONTROLLING LAW; SEVERABILITY.  The validity and construction of
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this Agreement or of any of its provisions shall be determined under the laws of the State of California. Should any provision of this Agreement be invalid either due to the duration thereof or the scope of the prohibited activity, such provision shall be limited by the court to the extent necessary to make it enforceable and, if invalid for any other reason, such invalidity or unenforceability shall not affect or limit the validity and enforceability of the other provisions hereof.

        12.  HEADINGS.  The headings herein are inserted only as a matter of
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convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions thereof.

        13.  NOTICES.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and if personally received by the party to whom it is sent or delivered, or if sent by registered or certified mail, postage prepaid, to Employee's residence in the case of notice to the Employee, or to its principal residence if to the Company.

        14.  WAIVER OF BREACH.  The waiver by any party hereto of a breach of
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any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        RAPISCAN SECURITY PRODUCTS (U.S.A.), INC.

                        By:  /s/ Ajay Mehra
                             -------------------------------------
                             AJAY MEHRA

                             /s/ Andreas Kotowski
                             -------------------------------------
                             ANDREAS KOTOWSKI
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     (S) 2870.  Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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